UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 19, 2007

                             PATAPSCO BANCORP, INC.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)

           Maryland                        0-28032             52-1951797
-----------------------------      ---------------------   ------------------
(State or Other Jurisdiction)      (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                    Identification No.)


1301 Merritt Boulevard, Dundalk, Maryland                      21222
------------------------------------------                     -----
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:  (410) 285-1010
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
             ------------------------------------------

     On March 19, 2007, The Patapsco Bank (the "Bank"), the subsidiary of Patapsco Bancorp, Inc. (the "Company") (OTCBB:PATD) executed a Severance Agreement (the "Agreement") between the Bank and Michael J. Dee, President and Chief Executive Officer.

     The Agreement provides for a payment to Mr. Dee of $125,000, payable in one lump sum, immediately upon the occurrence of a change in control, as defined in the Agreement, of either the Company or the Bank. The Agreement shall extend for a period of 36 months following the effective date of the Agreement, March 19, 2007. The Agreement does not affect the existing Amended and Restated Severance Agreement, dated October 30, 2003, by and between the Bank and Mr. Dee.

     The Agreement is filed herewith as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits
             ---------------------------------

     (a) Financial Statements of Businesses Acquired. Not applicable.
     (b) Pro Forma Financial Information. Not applicable.
     (c) Shell Company Transactions. Not applicable.
     (d) Exhibits.

The following Exhibits are attached as part of this report:

                   10.1     Severance Agreement dated March 19, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       PATAPSCO BANCORP, INC.



DATE:  March 20, 2007                  By: /s/ Michael J. Dee
                                           ------------------
                                           Michael J. Dee
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX


             10.1     Severance Agreement dated March 19, 2007